COMMON STOCK PURCHASE AGREEMENT


     COMMON STOCK PURCHASE AGREEMENT made as of this 13th day of February 1996, by and among MIC TECHNOLOGY CORPORATION, a Texas corporation (the "Company"), AEROFLEX INCORPORATED, a Delaware corporation (the "Purchaser"), and the persons whose signatures appear at the foot hereof (individually a "Stockholder" and collectively the "Stockholders").

                        W I T N E S S E T H:

     WHEREAS, the Stockholders in the aggregate own all of the outstanding Common Stock, no par value per share (the "Common Stock"), and all outstanding warrants to purchase Common Stock (the "Stockholder Warrants") of the Company; and

     WHEREAS, the Purchaser and the Stockholders have agreed to the sale by the Stockholders to the Purchaser of all of the outstanding Common Stock and Stockholder Warrants of the Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants, warranties and mutual agreements herein set forth, and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

     1.   Purchase and Sale of Stock and Stockholder Warrants.

     In reliance on the representations and warranties contained herein and subject to all of the terms and conditions hereof, each of the Stockholders hereby severally (and not jointly) agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Stockholders, on the Closing Date, all of the issued and outstanding Common Stock held by each of the Stockholders (the "Stock") and all of the outstanding Stockholder Warrants held by certain of the Stockholders.

     2.   Purchase Price.

          2.1 Purchase Price. In full consideration of the sale of the Stock and the Stockholder Warrants to the Purchaser, and subject to the terms and conditions hereinafter set forth, the Purchaser hereby agrees (i) at the Closing
(A) to pay to the Stockholders' Representative, Thirty Five Million Four Hundred Ninety-Seven Thousand Ninety-Eight Dollars ($35,497,098) by wire transfer in immediately available funds to be allocated among the Stockholders in the amounts set forth on Schedule 4.4 (B) to deposit with the Escrow Agent an additional Five Hundred and Ninety Thousand Dollars ($590,000) which together with the Deposit (as defined in Section 2.3) shall equal Nine Hundred Fifty
Thousand Dollars ($950,000) (the "Escrow Fund"), to be distributed to the Stockholders as provided in the Escrow Agreement and, if distributed, to be allocated among the Stockholders, in the amounts set forth on Schedule 4.4; (C) to issue 100,000 Warrants in the form of Exhibit F-1 to the Stockholders in the denominations and registered in the names specified on Schedule 4.4; and (D) to issue 300,000 Warrants in the form of Exhibit F-2 and 300,000 shares of the Purchaser's Common Stock in the denominations and registered in the names specified by Purchaser as set forth in the Allocation Agreement delivered to the Stockholders' Representative on the date of this Agreement; and (ii) on the Contingent Payment Date, to pay the Contingent Payment as provided in Section
2.2 hereof. The exercise price of the 100,000 Warrants in the form of Exhibit F-1 shall be the average closing price per share of the Purchaser's Common Stock on the New York Stock Exchange during the ten (10) trading days ending on the second trading day immediately preceding the Closing Date (as defined below). In the event Purchaser exercises the option to extend the Closing Date and termination date as provided in Section 3.1(b) by increasing the Deposit to Five Hundred Thousand Dollars ($500,000) then at the Closing the additional amount delivered to the Escrow Agent under Section 2.1(i)(B) shall be Four Hundred Fifty Thousand Dollars ($450,000)

          2.2  Contingent Payment

               (a) Amount. If the aggregate Gross Profit Dollars (as hereinafter defined) of the Company during the Measurement Period (as hereinafter defined) are $24,000,000 or more, the Purchaser shall pay to the Stockholders on a date (the "Contingent Payment Date") within ninety (90) days after the end of the Measurement Period an amount (the "Contingent Payment") equal to Four Million Dollars ($4,000,000). The Contingent Payment shall be allocated among the Stockholders in the amounts as set forth in Schedule 4.4 hereto.

               (b)  Certain Definitions.

     (i) "Cost of Sales" means Cost of Sales as determined in the audited Financial Statements of the Company as of October 31, 1995, and shall be calculated for the Measurement Period in the same manner as Cost of Sales has been historically determined by the Company. Consistent with the foregoing, Cost of Sales (A) shall not include any amount charged to depreciation or amortization expense; and (B) shall not include the cost of ten percent (10%) of the gold, ten percent (10%) of the ceramics, and twenty-five percent (25%) of other sputtering materials incurred during the Measurement Period which amounts shall be appropriately charged to development expense.

     (ii) "Gross Profit Dollars" means Net Sales less Cost of Sales;

     (iii) "Measurement Period" means the eighteen month period from March 1, 1996 to August 31, 1997, provided if Purchaser exercises the option to extend the Closing Date and termination date as provided in Section 3.1(b) then the eighteen month period shall be from April 1, 1996 to September 30, 1997.

     (iv) "Net Sales" means Gross Sales of the Company's products and services less returns, price and quantity adjustments and other credits historically reflected as sales adjustments by the Company, and shall be calculated for the Measurement Period in the same manner as has been historically determined by the Company.

               (c)  Certain Undertakings

                   (i) From and after the Closing and during the Measurement Period, the Purchaser agrees with the Stockholders as follows:

                         (A)  Purchaser  shall,  in good faith,  use its best
efforts to operate the Company in a commercially reasonable manner.

                         (B)  The Company shall remain a separate corporation
and direct or indirect wholly-owned subsidiary of the Purchaser until the end of the Measurement Period.


                         (C)  Purchaser shall make available to the Company
(x) sufficient working capital and (y) sufficient capital to enable the Company to make capital equipment investments of up to $4,000,000 in the first twelve months of the Measurement Period and up to $2,000,000 in the next twelve months of the Measurement Period, in the case of both (x) and (y) in an amount sufficient so as not to impair the Company's ability to achieve Gross Profit Dollars of $24,000,000 or more during the Measurement Period. The cost of any working capital or other equity or debt capital shall not be included in Cost of Sales.

                         (D) Revenues will be recognized in accordance  with
GAAP. The Company shall not cause shipments to be made in advance of customers requested delivery dates. The Company will not defer shipments in order to avoid payment of the Contingent Payment.

                         (E)  From and after the Closing and during the
Measurement Period, the Purchaser shall consistently apply all of the Company's accounting policies as such policies are reflected in the Company's October 31, 1995 audited Financial Statements.

                              (ii)    Within sixty (60) days after the end of
the first six month period and the end of the second six month period during the Measurement Period, the Purchaser shall provide the Stockholders' Representative with a detailed schedule reflecting the calculation of Gross Profit Dollars for such periods and such backup for the determination, including the ability to meet with the Company's officers as the Stockholders' Representative may reasonably request.

               (d)  Payment and Audit Right.

                            (i)    The parties hereto agree that within sixty
(60) days after the end of the Measurement Period, the Purchaser shall determine Gross Profit Dollars and advise the Stockholders' Representative in writing (the "Contingent Payment Notice") of such determination and shall provide the Stockholders' Representative with such information as is reasonably necessary to enable him to confirm such determination. The Purchaser shall deliver the Contingent Payment to the Stockholders within ninety (90) days after the end of the Measurement Period in accordance with written instructions provided to the Purchaser by the Stockholders' Representative.
                           (ii)    If the Stockholders disagree with the
Purchaser's determination of Gross Profit Dollars, the Stockholders shall be entitled within thirty (30) days after receipt of the Contingent Payment Notice to commence, or cause to be commenced, an audit of the Company's underlying accounting records. Such audit will be conducted by an independent national ("Big Six") accounting firm selected by the Stockholders and approved by the Purchaser (such approval not to be unreasonably withheld). Such audit shall be conducted after reasonable notice and during the Purchaser's normal business hours. Within thirty (30) days after such audit, such firm shall advise the Purchaser and the Stockholders' Representative of such firm's determination of Gross Profit Dollars and, if different from the determination by Purchaser, the Purchaser's President and the Stockholders' Representative shall meet and in good faith seek to reach agreement on the determination of Gross Profit Dollars. If such agreement is not reached within fifteen (15) days, then the Purchaser and the Stockholders shall select a new, mutually acceptable independent national ("Big Six") accounting firm to review the determination of Gross Profit Dollars (which second firm shall have access to the Company's accounting records and the records of the first accounting firm related to the determination of Gross Profit Dollars) and such second firm's decision shall be binding on the Purchaser and the Stockholders. If the Purchaser and the Stockholders cannot agree upon a second accounting firm, an accounting firm shall be selected by the first accounting firm. All costs and expenses of the first such accounting firm and of the second such accounting firm shall be paid (A) by the Stockholders if the final determination of Gross Profit Dollars is less than $24,000,000, and (B) by the Purchaser if the final determination of Gross Profit Dollars is $24,000,000 or more.

          2.3 Deposit. Upon execution of this Agreement, the Purchaser shall deposit Three Hundred Sixty Thousand Dollars ($360,000) (the "Deposit") with the Escrow Agent, which shall be held and disbursed by the Escrow Agent in accordance with and subject to the terms of the Escrow Agreement and Section 8.2 of this Agreement. The Deposit shall be increased by One Hundred Forty Thousand Dollars ($140,000) if Purchaser exercises the option to extend the Closing Date and termination date as provided in Section 3.1(b).

     All of the foregoing, including the Deposit, shall be collectively referred to hereinafter as the "Purchase Price." The cash portion of the Purchase Price, the Deposit and the Contingent Payment shall be allocated among the Stockholders as set forth in Schedule 4.4 hereto.

     3.   The Closing.

          3.1  Place and Date; Option to Extend.

               (a) The closing of the transactions contemplated by this Agreement shall take place in New York, New York at such place as the parties may agree upon in writing, on March 25, 1996, (or at such earlier time as the Purchaser wants to close). The closing is referred to in this Agreement as the "Closing" and the date of the closing is referred to herein as the "Closing Date".

               (b) Purchaser may at Purchaser's option extend the Closing Date and date of termination under Section 8.1(b)(i) and 8.1(c)(i) from March 25, 1996, to April 4, 1996 by delivering prior to the close of business New York Time on March 25, 1996, both written notice of such extension to the Stockholders' Representative and wire transfer of One Hundred and Forty Thousand Dollars ($140,000) to the Escrow Agent to increase the Deposit to Five Hundred Thousand Dollars ($500,000).

          3.2  Documents to be delivered by the Stockholders and the Company.

               (a) Upon execution of this Agreement, the Stockholders shall execute and deliver to the Custodian as set forth in the Custody Agreement and Irrevocable Election to Sell in the form of Exhibit A-1 attached hereto (i) duly issued certificates representing all of the Stock duly endorsed in blank, with blank stock powers attached and with all required stock transfer stamps attached and signatures guaranteed by a commercial bank or trust company or a member firm of a national securities exchange; (ii) all of the stock options set forth on
Schedule 4.4 hereto (the "Options"), together with duly executed notices of exercise; (iii) an Irrevocable Power of Attorney in the form of Exhibit A-2,
(iv) instruments contributing to the capital of the Company and canceling promissory notes with principal amounts outstanding of $200,000 by Laurance A. Ingham and $80,000 by Charles V. Ristagno, and (v) the Stockholder Warrants.

               (b) At the date of this Agreement the executed Escrow Agreement among the Company, the Stockholders, the Purchaser and the Escrow Agent, in the form attached hereto as Exhibit E shall be delivered to each party.

               (c) At the date of this Agreement a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Employment Agreements, the Escrow Agreement and the Non-Competition Agreements by the Company and a certificate of its secretary or assistant secretary, dated the date of this Agreement, to the effect that such resolutions were duly adopted and are in full force and effect shall be delivered to the Custodian;

              (d) At the date of this Agreement the executed Employment Agreements among the Purchaser, the Company and Messrs. Brian J. Mitchell, David F. Chapman and Malcolm D. Hill, in the forms agreed to by such parties and the executed Noncompetition Agreements among the Purchaser, the Company and Messrs. Charles H. Greer, Donner Management Company, Charles V. Ristagno and Laurance A. Ingham, in the form attached hereto as Exhibit B shall be delivered to the Custodian.

               (e) At the Closing, the Stockholders or the Company, as the case may be, shall deliver to the Purchaser the following:

     (i) the executed Employment Agreements among the Purchaser, the Company and Messrs. Brian J. Mitchell, David F. Chapman and Malcolm D. Hill, in the forms agreed to by such parties and delivered to the Custodian on the date of execution of this Agreement;

     (ii) the executed Noncompetition Agreements between the, Company and Messrs. Charles H. Greer, Donner Management Company, Charles V. Ristagno and Laurance A. Ingham, in the form attached hereto as Exhibit B and delivered to the Custodian on the date of execution of this Agreement;

     (iii) a certificate of the Company's secretary or its assistant secretary dated the Closing Date to the effect that the resolutions referred to in Section 3.2(c) are in full force and effect.

     (iv) confirmation of the exercise of all Options and payment therefor.

     (v) stock certificates for all the Stock and the Stockholders Warrants.

     (vi)  the  opinions,   certificates  and  other  documents  or  instruments
specified in Section 7.1 of this Agreement; and

               (f) the Stockholders and the Company shall each execute such other documents and instruments and take such action as may be necessary or reasonably requested by the Purchaser to fully vest in Purchaser full title to the Stock and the Stockholder Warrants and place the Purchaser in possession and control of the Company, its Subsidiary and their assets.

          3.3  Documents to be Delivered by the Purchaser.

               (a) Upon execution of this Agreement, the Purchaser (i) shall deliver the Deposit to the Escrow Agent; (ii) shall execute and deliver the executed Escrow Agreement; (iii) shall deliver to the Stockholders a copy of resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement, the Employment Agreements and the Escrow Agreement by the Purchaser, and a certificate of its secretary or assistant secretary, to the effect that such resolutions were duly adopted and are in full force and effect; and (iv) shall deliver to the Custodian the Employment Agreements and the Non-Competition Agreements executed by the Purchaser.

               (b)  At the Closing the Purchaser shall deliver to the
Stockholders:

     (i) a certificate of the Purchaser's secretary or its assistant secretary dated the Closing Date to the effect that the resolutions referred to in Section 3.3(a)(iii) are in full force and effect;

     (ii)  the  opinions,   certificates  and  other  documents  or  instruments
specified in Section 7.2 of this Agreement; and

     (iii) the Purchaser shall deliver to the Stockholders' Representative the cash portion of the Purchase Price (i.e., $35,497,098), and Warrants for 400,000 shares of Purchaser Common Stock and 300,000 shares of unregistered Purchaser Common Stock and shall deposit $590,000 into the Escrow Fund with the Escrow Agent as specified in Section 2 above, provided if Purchaser exercised the option to extend the Closing Date and termination date as provided in Section 3.1(b) the amount delivered to the Escrow Agent shall be $450,000.

          3.4  Form of Documents.

          Unless specifically otherwise provided herein, all documents to be delivered pursuant to this Section 3 by one party to the other party to this Agreement shall be in form and substance reasonably satisfactory to such other party and its counsel.

     4.   Representations and Warranties of the Stockholders and the Company.

     The Stockholders and the Company, jointly and severally, (except with respect to Section 4.3 as it pertains to the legal capacity and actions of the Stockholders, in which case the Stockholders severally, and not jointly) represent and warrant to the Purchaser as of the date hereof and as of the Closing Date, except as set forth in the Schedules delivered by the Stockholders and the Company to the Purchaser on the date hereof, as follows:

          4.1  Organization and Authority.

          Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and governmental) to own, operate and lease its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would have an adverse effect of less than $15,000 in the aggregate on the Company and the Subsidiary. Except as set forth in Schedule 4.1, the Company and the Subsidiary are duly licensed or qualified to do business and are in good standing in each jurisdiction in which either of them is required to be so licensed or qualified, except where the failure to be so licensed or qualified would have an adverse effect of less than $15,000 in the aggregate on the Company and the Subsidiary. Schedule 4.1 sets forth the jurisdictions in which the Company and the Subsidiary are incorporated and licensed or qualified to do business.

          4.2  Subsidiary.

          The Company owns all of the shares of the issued and outstanding capital stock of MIC TECHNOLOGY SARL (the "Subsidiary") free and clear of any security interest, claim, lien, pledge, option or encumbrance whatsoever, or any restrictions except for restrictions under applicable securities laws or provisions of French law. The Company has no subsidiaries except for the Subsidiary. Neither the Company nor the Subsidiary has any direct or indirect interest or interests by stock ownership or otherwise in any firm, association, corporation or business enterprise, except for the Company's ownership of the Subsidiary.

          4.3  Authorization of Agreements.

          The Stockholders have the legal capacity to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Stockholders and constitutes the legal, valid and binding obligation of each of the Stockholders enforceable against each of them in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. The Company has the power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

          4.4  Capital Stock.

          The authorized, issued and outstanding capital stock of all classes of the Company and the Subsidiary are set forth on Schedule 4.4. All of the outstanding capital stock of the Company and the Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable. All outstanding capital stock and any other outstanding securities of the Company and the Subsidiary (including any employee stock options and the Stockholder Warrants) were issued in compliance with all federal and state securities laws. The lawful, registered and beneficial owners (and their addresses) of all shares of the capital stock of the Company and the Subsidiary and the Stockholder Warrants and the number of shares and Stockholder Warrants held by each is as indicated on Schedule 4.4 hereto. The Stockholders have, and on the Closing Date will convey to the Purchaser, good title to the Stock and the Stockholder Warrants, free and clear of any security interest, claim, lien, pledge, option, or encumbrance whatsoever or any restrictions except for restrictions under applicable securities laws. Except as set forth on Schedule 4.4, which sets forth all of the Options and the Stockholder Warrants, including the holders and exercise prices thereof, there are no rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from the Stockholders, the Company, the Subsidiary or any other person, any shares of stock, or securities or obligations of any kind convertible into or exchangeable for any shares of stock, of any class of the Company or the Subsidiary or any other equity interest in the Company or the Subsidiary. There is no proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any share of Stock or any share of capital stock issued by the Subsidiary.

          4.5  No Conflicts.

          The execution, delivery and performance of this Agreement, the Employment Agreements, the Noncompetition Agreements, the Escrow Agreement and any other agreement or document contemplated herein or therein and the consummation of all of the transactions contemplated hereby and thereby: (i) do not and will not require the consent, waiver, approval, license, designation or authorization of, or declaration with, any court to which the Company is subject or any governmental authority or agency; and (ii) do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the assets of the Company or the Subsidiary pursuant to, or otherwise give rise to any liability or obligation under, the certificate of incorporation or bylaws of the Company or the Subsidiary, any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument or any order, judgment, decree, statute or regulation to which the Stockholders, the Company or the Subsidiary is a party or by which the Stockholders, the Company or the Subsidiary or any of their assets may be bound, except for any such violations, conflicts, breaches, defaults or other occurrences which would not have a material adverse effect on the Company and the Subsidiary, taken as a whole and (iii) do not and will not require the consent of any natural person, firm, partnership, association, corporation or trust, except for any such consent which would not have had a material adverse effect on the Company and the Subsidiary, taken as a whole.

          4.6  Financial Statements.

          Schedule 4.6 sets forth the Financial Statements of the Company.

               (a) Except as set forth on Schedule 4.6, for the relevant periods, the Financial Statements: (1) are complete and correct in all material respects; (2) present fairly the consolidated financial position of the Company and the subsidiary at such dates and the results of operations and changes in financial position for the respective periods ended on such dates; and (3) were prepared in accordance with generally accepted accounting principles, consistently applied during the periods, and are in accordance with the books and records maintained by the Company and the Subsidiary in all material respects.

               (b) Except as set forth on Schedule 4.6, as of December 31, 1995, neither of the Company nor the Subsidiary had any liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, not shown and adequately provided for in the Financial Statements as of such date or in the Schedules to this Agreement or in the Notes to the October 31, 1995 Financial Statements.

          4.7  Taxes.

          True and correct copies of the Company's consolidated federal and state income tax returns for the years ended October 31, 1994, 1993, 1992 and 1991 have been delivered to the Purchaser. All tax returns (including information returns) required by any jurisdiction to have been filed by or with respect to the Company or the Subsidiary have been timely filed, except for returns with respect to which extensions have been granted, and all taxes shown due on such returns have been paid.

          Except as set forth in Schedule 4.7, all liabilities of the Company or the Subsidiary to any jurisdiction for taxes of every kind and nature, including interest thereon and penalties with respect thereto, (collectively "Taxes") relating to any period ending on or prior to December 31, 1995, have been timely paid by the Company or are accrued and provided for in the Financial Statements for the period ended December 31, 1995. Any liability for Taxes incurred by the Company or the Subsidiary since December 31, 1995 was incurred in the ordinary course of business.

          Except as set forth in Schedule 4.7, the U.S. consolidated (or separate, as the case may be) federal income tax returns and state and foreign income tax returns of the Company and the Subsidiary have not been audited by the Internal Revenue Service or other taxing authority within the past five years. Neither the Internal Revenue Service nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to the Company or the Subsidiary or any of their operations or business; there are no pending or, to the knowledge of the Company and the Stockholders, threatened tax claims or assessments; and there are no pending or, to the knowledge of the Company and the Stockholders, threatened tax examinations by any taxing authorities.

          Neither the Company nor the Subsidiary has given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns for any fiscal year. The Company has not consented to the application of Section 341(f) of the Code.

          Since November 1, 1994, the Company has been a "C" corporation, as defined in Section 1361(a) of the Code.

          4.8  No Adverse Changes.

          Since  October 31,  1995,  except as set forth in Schedule 4.8 hereto:
(i) the business of the Company and the Subsidiary has been conducted only in the ordinary course, except for the transactions contemplated by this Agreement;
(ii) there has been no change in the condition (financial or otherwise), assets, liabilities, business, operations or affairs of the Company and the Subsidiary, other than changes in the ordinary course of business, none of which singly and no combination of which, in the aggregate, has been materially adverse; and
(iii) there has been no damage, destruction or loss or other occurrence or development, whether or not insured against, which, either singly or in the aggregate, materially adversely affects, and the Stockholders have no knowledge of any threatened occurrence or development which would materially adversely affect, the condition (financial or otherwise), assets, liabilities, business, operations or affairs of the Company or the Subsidiary, taken as a whole.

          4.9  Conduct of Business.

          Except as disclosed on Schedule 4.9 hereto, and except for the execution of this Agreement since October 31, 1995, neither the Company nor the Subsidiary has: (i) created or incurred any liability (absolute, accrued, contingent or otherwise) except unsecured current liabilities incurred in the ordinary course of business consistent with past practice for other than money borrowed; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute, accrued, contingent or otherwise) other than current liabilities shown on the Financial Statements as of October 31, 1995 and taxes and current liabilities incurred since October 31, 1995 in the ordinary course of business for other than money borrowed or under contracts or agreements entered into in the ordinary course of business (other than as a result of any default or breach of, or penalty under, any such contracts of agreements); (iv) waived, released or compromised any claims or rights of substantial value, or experienced any labor trouble (including without limitation any actual or threatened strike or lock-out) or lost, or been threatened with the loss of, any key employees or any substantial number of employees; (v) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation; (vi) made capital expenditures or capital additions or betterments in excess of $200,000;
(vii) sold, assigned, transferred, leased or otherwise disposed of any of its assets, tangible or intangible, or canceled any debts or claims except, in each case, for fair consideration in the ordinary course of business; (viii) declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of its capital stock, paid any notes or open accounts, or paid any amount or transferred any asset to the Stockholders, any member of their families or any other holder of any capital stock of the Company; (ix) made or become a party to, or become bound by, any contract or commitment or renewed, extended, amended, modified or terminated any contract or commitment which in any one case involved an amount in excess of $100,000; (x) issued or sold any shares of its capital stock; (xi) except in the ordinary course of business, granted any increase in the compensation of, made any other change in employment terms for, or adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of, any of its directors, officers or employees; (xii) entered into any transaction not in the ordinary course of business (except for this Agreement); (xiii) changed any of its accounting methods or principles used in preparing the Financial Statements; or (xiv) entered into any contract or commitment to do any of the foregoing.

          4.10 Title to Assets.

          Except as set forth in Schedule 4.10, the Company or the Subsidiary has valid title to all of its personal property and valid leasehold interests in all real and personal property leased by it, free and clear of all claims, liens, charges, mortgages, pledges, security interests, restrictions and other encumbrances of any kind whatsoever, excluding (i) any such liens relating to carriers, ware- housemen, real property lessors, mechanics, materialmen, and similar persons, affecting leased real property, or arising as a matter of law, which, in the aggregate, do not exceed $25,000; (ii) defects, zoning restrictions, restrictions on use, irregularities, encumbrances or clouds on title of real property, which do not materially impair the property affected thereby for the purpose for which it was acquired or leased; and (iii) any mortgages, pledges, security interests, restrictions and other encumbrances caused by parties other than the Company or the Subsidiary or the Stockholders relating to any leased real property, which, in the aggregate, do not materially affect the use and enjoyment of such leased real property by the Company or the Subsidiary. No instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, the real or personal property owned or leased by the Company or the Subsidiary as presently used, operated, maintained and accessed by the Company or the Subsidiary to carry on its business as presently conducted. All of the assets and properties owned or leased by the Company and the Subsidiary are (i) sufficient and adequate to carry on their business as presently conducted; (ii) are in as good condition and repair as necessary to carry on their business as presently conducted, normal wear and tear excepted, and are in a state of maintenance, repair and operating condition required for the proper operation and use thereof as necessary to carry on their business as presently conducted; and (iii) comply with all applicable federal, state or local laws, ordinances, rules and regulations and with the terms and conditions of all leases and other agreements affecting or relating to any such property, except where the noncompliance with any of the foregoing does not have a material adverse effect on the business of the Company and the Subsidiary, taken as a whole.

          4.11 Real Property.

          Neither  the  Company  nor the  Subsidiary  owns  any  real  property.
Schedule 4.11 sets forth a true and complete list of all leases of real property to which the Company or the Subsidiary is a party. Except as set forth in
Schedule 4.11, the Company and the Subsidiary enjoy quiet possession under all of their leases of real property, each of which is enforceable in accordance with its terms against the lessor thereunder and the Company and the Subsidiary are not in default under the terms of any of said leases, except for any such default which does not have an adverse effect of $15,000 or more on the Company and the Subsidiary; and no condition exists and no event has occurred which, with or without the passage of time or the giving of notice or both, could constitute such a default.

          4.12 Personal Property.

          Schedule 4.12 hereto sets forth a true and complete list of all items of personal property except inventory having an original cost of more than $5,000, owned or leased by the Company and the Subsidiary and the location of each such item. No shortage or damage exists in (i) any raw materials, supplies, work in process or finished goods owned by customers or suppliers of the Company and the Subsidiary and stored upon their premises of the business or (ii) any other items of personal property owned by another for which the Company or the Subsidiary is accountable to another, and any such items referred to in clauses
(i) or (ii) are described in Schedule 4.12 hereto.

          4.13 Inventory

          The inventory shown on the Company's consolidated balance sheet as of October 31, 1995, and all additions thereto acquired since October 31, 1995 and now on hand, consist of items which are in good condition, of a quantity and quality usable and saleable in the ordinary course of business and are adequate and appropriate for the business of the Company and the Subsidiary as now conducted. Obsolete, discontinued, returned, damaged, overage or off-quality items do not constitute a material part of such inventory. Finished goods in such inventory conform to specifications, including without limitation all applicable governmental regulations, are free from defects and are marketable in their current condition.

          4.14 Accounts Receivable.

          All accounts receivable, net of reserves, shown on the consolidated balance sheet as of December 31, 1995, and all accounts receivable acquired by the Company or the Subsidiary since December 31, 1995, net of reserves established consistent with the reserves shown on the consolidated balance sheet as of December 31, 1995, have been collected or will be collected and are subject to no known counterclaims or setoffs. All such accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company or the Subsidiary.

          4.15 Material, Service Agreements; Other Contracts.

               (a) Schedule 4.15(a) sets forth a complete list with regard to the Company and the Subsidiary of (i) all bids, applications or proposals submitted by any of them to provide materials or services with a value of $50,000 or more to any Person and for which the award, approval or selection is pending, (ii) all contracts or agreements for the provision of materials or services with a value of $50,000 or more to which the Company or the Subsidiary is a party and which has not yet been performed in full (the items referred to in the foregoing clauses (i) and (ii) being herein collectively called the "Material/Service Agreements"). All of such Material/Service Agreements are fully performable by the Company or the Subsidiary in compliance with their terms. To the knowledge of the Company and the Stockholders, no grounds exist for the termination or cancellation of any Material/Service Agreement by the other party thereto. Schedule 4.15(a) sets forth for each Material/Service
Agreement: (i) the branch of the Company responsible; and (ii) the customer.

               (b) Except as disclosed in Schedule 4.15(b) hereto, other than as disclosed on Schedule 4.15(a), neither the Company nor the Subsidiary is a party to or bound by any oral or written contracts, obligations or commitments, including without limitation any:

     (i) contract, commitment or arrangement involving, in any one case, $30,000 or more;

     (ii) contract with a term of, or requiring performance, more than six months from its date; (iii) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

     (iv) commitment, contract or undertaking for the purchase or use of services, materials, supplies, inventory, machinery or equipment and involving more than $50,000 in the aggregate;

     (v) employment contracts or agreements;

     (vi) contract or agreement with any labor union or other collective bargaining group;

     (vii) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

     (viii) guarantee;


     (ix) contract or understanding regarding any capital expenditures in excess of $25,000;

     (x) agency (sales or otherwise), distribution, brokerage (including, without limitation, any brokerage or finder's agreement or arrangement with respect to any of the transactions contemplated by this Agreement) or advertising agreement;

     (xi) contract with investment bankers, accountants, attorneys, consultants or other independent contractors;

     (xii) shareholder agreement or contract with any Stockholder (or family member thereof), director or officer of the Company or the Subsidiary or any Affiliate of such persons, except agreements or contracts referred to herein which relate to the transactions contemplated by this Agreement;

     (xiii) contract, commitment or arrangement which would restrain the Company or the Subsidiary from engaging or competing in any business or to maintain the confidentiality of any matter, except agreements made in the ordinary course of business to maintain confidentiality of their vendors and customers;

     (xiv) contract, commitment or arrangement not made in the ordinary course of business;

     (xv) permit or franchise which is material to the business of the Company and the Subsidiary, taken as a whole or license or royalty agreement requiring an annual payment of $25,000 or more by the Company or the Subsidiary; and

     (xvi) bonus, pension, savings, welfare, profit sharing, stock option, retirement, commission, executive compensation, hospitalization, insurance or similar plan providing for employee benefits or any other arrangement providing for benefit or any former or current employees or for the remuneration, direct or indirect, of the directors, officers or employees of the Company or the Subsidiary.

                (c) The Stockholders have made available to the Purchaser correct and complete copies of all of the contracts, agreements and other documents listed in Schedules 4.15(a) and 4.15(b) hereto and all amendments thereto and any waivers granted thereunder (the "Scheduled Contracts"). Except as specifically set forth on Schedules 4.15(a) and 4.15(b), the sale of the Stock and the Stockholder Warrants to the Purchaser and the consummation of the other transactions contemplated by this Agreement are not a violation of or grounds for the modification or cancellation of any of the Scheduled Contracts or for the imposition of any penalty or security interests thereunder. No unresolved disputes are pending or, to the Stockholders' knowledge, threatened under or in respect of any such Scheduled Contracts. Neither the Company nor the Subsidiary has any outstanding power of attorney other than routine power of attorney relating to representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

     Except as described in Schedule 4.15(a) and (b) hereto, all Scheduled Contracts described in such Schedule 4.15(a) and (b) are valid and enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and there is not, under any of such documents or agreements or any obligation, or covenant or condition contained therein, any existing default by the Company or the Subsidiary, or to the Stockholders knowledge by any other party, or any event which with notice, lapse of time, or both, would constitute a default and which would have an adverse effect of $15,000 or more on the Company and the Subsidiary.

          4.16 Intellectual Property.

          Schedule 4.16 hereto sets forth a true and complete list of all of trademarks, service marks and trade names, and the federal, state and foreign registrations and applications thereof, patents and patent applications and extensions and renewals thereof and copyrights and copyright applications and renewals thereof owned by the Company and the Subsidiary (the Intellectual Property"). All the Intellectual Property is owned by the Company or the Subsidiary free and clear of any and all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, and no licenses for the use of any of such rights or Trade Secrets have been granted by the Company or the Subsidiary to any third parties, except as set forth in
Schedule 4.16 hereto. All of the Intellectual Property and the Trade Secrets are valid, enforceable and in good standing, and are sufficient and appropriate for the conduct of business of the Company and the Subsidiary as currently conducted. The sale of the Stock to the Purchaser and the consummation of the other transactions contemplated hereby will not adversely affect any rights in the Intellectual Property or Trade Secrets of the Company and the Subsidiary. To the knowledge of the Company and the Stockholders, the operation of the business of the Company and the Subsidiary does not infringe in any way on any patent, trademark, trade name, copyright, trade secret, contract, license or other similar right, of any person, and neither the Company nor the Subsidiary licenses any such right from others except as set forth on Schedule 4.16. No claim is pending or, to the knowledge of the Company and the Stockholders, threatened, with respect to such infringement or conflict. To the knowledge of the Company and the Stockholders, no other intellectual property or trade secret other than those owned or licensed by the Company and the Subsidiary are required by either of them for their business as presently conducted. The Stockholders have no knowledge of any infringement by any third parties upon any of the Intellectual Property.

          4.17 Insurance.

          Schedule 4.17 hereto contains a complete and correct list of all insurance policies maintained by the Company and the Subsidiary together with a schedule of required premiums, premium payment dates and any prepaid premiums under each such policy. The Stockholders have made available to the Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company and the Subsidiary have complied in all material respects with the provisions of such policies. No notice has been received canceling or threatening to cancel or refusing to renew any of such insurance. The rights of the insured under such policies will not be terminated or adversely affected by the Closing or the consummation of the other transactions contemplated hereby. To the knowledge of the Company and the Stockholders, there is currently no basis for any insurance claim by the Company or the Subsidiary.

          4.18 Customer and Supplier Relationships.

          Attached as Schedule 4.18 is a complete and correct list of all current customers of the Company and the Subsidiary showing the sales to each for the year ended October 31, 1995 and of all suppliers whose sales to the Company and the Subsidiary amounted to more than $100,000 during any of such periods showing the sales of each. Except as set forth in Schedule 4.18, with respect to any such customer or supplier or group of related customers or suppliers listed thereon, the Stockholders have no knowledge that any such customer, supplier or group of related customers or suppliers has terminated or expects to terminate a material portion of its normal business with the Company and the Subsidiary. Except as disclosed in Schedule 4.18 hereto, no Stockholders or director or officer of the Company or the Subsidiary or any of their family members or Affiliates has any direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with, is a supplier or customer of, or is a distributor or sales agent for, or is a party to any contract with the Company or the Subsidiary.

          4.19 Employees.

          The Stockholders have furnished to Purchaser a true and complete list setting forth all of the employees and officers of the Company and the Subsidiary whose annual salary and bonus is in the aggregate $50,000 or more (listing each such person individually by name) with a description of their job designations, compensation, benefits (including severance pay and bonuses), outstanding loans to officers or employees and all understandings not in the ordinary course of business relating to terms and conditions of employment. Except as set forth on Schedule 4.19, proper and accurate amounts have been withheld by the Company and the Subsidiary from their employees for all periods in compliance with tax withholding provisions of applicable federal, state, local or foreign law, except where failure to be in compliance would have an adverse effect of less than $15,000 in the aggregate on the Company and the Subsidiary. Proper and accurate federal, state, local and foreign returns have been filed by the Company and the Subsidiary for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid.

          4.20 Labor Relations.

          Except as set forth on Schedule 4.20, there has been no material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company or the Subsidiary, or their respective terms and conditions of employment, wages and hours. To the knowledge of the Company and the Stockholders, neither the Company nor the Subsidiary is engaged in any unfair labor practice or other unlawful employment practice. There are no unfair labor practice charges or other employee related complaints against the Company or the Subsidiary pending or, to the knowledge of the Company and the Stockholders, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor, or any other federal, state, or local, or other governmental authority by or concerning the employees of the Company and the Subsidiary. No representation question, grievance or arbitration proceedings arising out of collective bargaining agreements covering employees of the Company or the Subsidiary exists or is pending or, to the knowledge of the Company and the Stockholders, threatened respecting the employees of the Company or the Subsidiary. There is no work stoppage, strike, slowdown, lockout, picketing or other labor problem involving persons employed by the Company or the Subsidiary pending or, to the knowledge of the Company and the Stockholders, threatened. There are no labor union contracts or collective bargaining agreements relating to the business of the Company and the Subsidiary.

          4.21 Benefit Plans.

               (a) Schedule 4.21(a) hereto sets forth a true and complete list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by the Company or an Affiliate or to which the Company or an Affiliate contributes or is required to contribute, including any multiemployer employee welfare benefit plan, on behalf of officers and employees of the Company or an Affiliate (such multiemployer and other employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit
Plans"). With respect to each Welfare Benefit Plan, all contributions or premiums due by the Closing Date have been paid or accrued.

               (b) Schedule 4.21(b) hereto sets forth a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA)
maintained by the Company or an Affiliate or to which the Company or an Affiliate contributes or is required to contribute, including any multiemployer employee pension benefit plan, on behalf of officers and employees of the Company or an Affiliate (such multiemployer and other employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). No Pension Benefit Plan is a "defined benefit plan" (as defined in
Section 3(35) of ERISA). With respect to each Pension Benefit Plan including an "individual account plan" (as defined in Section 3(34) of ERISA), all contributions due by the Closing Date have been made or will be made or accrued prior to-the Closing Date.

               (c) Each Pension Benefit Plan, each Welfare Benefit Plan and each related trust agreement and annuity contract and insurance policy (and any other funding instruments) com- plies and has complied, both as to form and operation, with the provisions of (A) the Code in order to be tax qualified under Section 401(a) or 403(a) of the Code; (B) ERISA; and (C) all other applicable laws, rules and regulations; all necessary government approvals for the Pension Benefit Plans have been obtained; and favorable determination letters, copies of which have been made available to the Purchaser, as to the qualification under the Code of each of the Pension Benefit Plans and each amendment thereto have been received from the Internal Revenue Service and no event has occurred or condition exists which would adversely affect such determination.

               (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the Code, ERISA and all other applicable laws and all reports required by any government agency with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed, except to the extent failure to so file would not result in an aggregate cost, fine or penalty in excess of $5,000. Future compliance with the requirements of the Code, ERISA or any other applicable laws as in effect on the date of the Closing or any collective bargaining agreements to which the Company or an Affiliate is a party will not result in any increase in the rate of benefit accrual under any Pension Benefit Plan.

               (e) Neither the Company, nor any Affiliate, nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as described in Section 4975(c) of the Code), except to the extent that such violation would not result in an aggregate cost, fine or penalty in excess of $5,000.

               (f) Schedule 4.21(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed on Schedule 4.21(a) or 4.21(b) maintained by the Company or an Affiliate with respect to the compensation of any of their employees.

               (g) No liability to the PBGC has been incurred by the Company or the Subsidiary or other trade or business under common control with the Company (as determined under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) ("Common Control Entity") on account of any termination of an employee pension benefit plan subject to Title IV of ERISA. No filing has been made by the Company (or any Common Control Entity) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to Title IV of ERISA maintained, or wholly or partially funded, by the Company (or any Common Control Entity). Neither the Company nor any Common Control Entity has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the date of the Closing to any employee pension benefit plan subject to Section 4064(a) of ERISA to which the Company (or any Common Control Entity) made contributions during the five years prior to the date of the Closing, or (iv) made a complete or partial withdrawal (as each is defined in Sections 4203 and 4205, respectively, of ERISA) or a reduction in contribution base units which if sustained for three years would constitute a partial withdrawal under Section 4205 of ERISA, from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA). Neither the Company, any Affiliate nor any Common Control Entity, including both single employer and multi-employer pension plans has engaged in a transaction designed to avoid or evade liability until Title IV of ERISA within the five years preceding the Closing Date.

               (h) There are no actions, suits or claims (other than routine claims for benefits) pending or which could reasonably be expected to be asserted against any Pension Benefit Plan or Welfare Benefit Plan; there are no civil or criminal actions pending or, to the knowledge of the Stockholders, threatened against any fiduciary, Pension Benefit Plan or Welfare Benefit Plan with respect to the plan; and no Pension Benefit Plan or Welfare Benefit Plan is the direct or indirect subject of any audit, investigation or examination by any governmental or quasi governmental agency, and no such completed audit, investigation or examination, if any, has resulted in the imposition of any fine or penalty on any person.

               (i) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), each plan, agreement, arrangement, and commitment referred to in subsection (vi) of this Section 4.21, summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the three most recent plan years, investment management agreements and amendments thereto, all financial statements reflecting plan assets other than group annuity and insurance contracts as of the most recent valuation date, summaries of material modifications, any material communication received by the Company or the Subsidiary from PBGC, the United States Department of Labor ("DOL") and the U.S. Internal Revenue service ("IRS") regarding any of the Welfare Benefit Plans and Pension Benefit Plans, and the trustee's report for the most recent plan year of each Pension Benefit Plan have heretofore been made available by the Company to the Purchaser.

               (j) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection
(i) of this Section are legally valid and binding and in full force and effect.

               (k) No Pension Benefit Plan containing a section 401(k) cash or deferred arrangement in which employees of the Company or an Affiliate, participated has been terminated on or after October, 1989.

          4.22 Litigation; Compliance; Permits.

          Except as disclosed in Schedule 4.22 hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations pending, or, to the Stockholders' knowledge, threatened against, by or affecting the Company or the Subsidiary in which, individually or in the aggregate, an unfavorable determination could adversely affect by $15,000 or more the Company or the Subsidiary, or result in any liability of $15,000 or more on the part of the Company and the Subsidiary, or prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder, or require the Purchaser to divest itself of the Stock and the Stockholder Warrants; nor has any such suit been pending within the two years prior to the date hereof. Neither the Company nor the Subsidiary has been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, and the Stockholders are not aware of any threatened claim of such violation (including any investigation) or any basis therefor.

     The Company and the Subsidiary have complied and are in compliance with, all laws, rules, regulations, ordinances, orders, judgments, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to them, their assets, employees and employment practices, except where the failure to so comply would not have an adverse effect of $15,000 or more on them, their business, assets, financial condition, employees and employment practices.

     The Company and the Subsidiary have all material governmental licenses, permits, approvals or other authorizations required for the conduct of their business as now conducted, all of which are in full force and effect; there is no action pending or, to the knowledge of the Stockholders, threatened, to terminate any rights under any such governmental licenses, permits or authorizations; and except as disclosed on Schedule 4.22 at the Closing, none of such licenses, permits, approvals and authorizations will be materially adversely affected by the sale of the Stock and the Stockholder Warrants to the Purchaser or the consummation of the other transactions contemplated by this Agreement.

          4.23 Environmental Compliance.

          Except as set forth in Schedule 4.23, (i) all of the assets and properties presently owned, leased or operated by the Company and the Subsidiary are in compliance with all Environmental Laws, except where the noncompliance with any such Environmental Laws would have an adverse effect of $15,000 or less in the aggregate on the Company and the Subsidiary, and are not subject to any pending or, to the knowledge of the Stockholders or the Company, threatened Environmental Actions; (ii) none of the assets and properties which have been or are now owned, leased or operated by the Company and the Subsidiary have been used by the Company or the Subsidiary for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances in violation of applicable Environmental Laws except where the violation would have an adverse effect of $15,000 or less in the aggregate or the Company and the Subsidiary; (iii) there has been no Hazardous Discharge by the Company and the Subsidiary on or from any of the assets and properties presently or formerly owned, leased or operated by the Company and the Subsidiary; (iv) there are no outstanding, or to the knowledge of the Company and the Stockholders, threatened Environmental Actions against the Company or the Subsidiary; and (v) neither the Company nor the Subsidiary has owned, possessed or arranged for the transportation of Hazardous Substances at any site where either the Company or the Subsidiary has performed remediation services. No employee or other person has ever made a claim or demand against the Company or the Subsidiary of which the Company or the Subsidiary has received written notice based on alleged damage to health caused by any Hazardous Substance. All services performed by the Company and the Subsidiary in the conduct of their business, including, without limitation, remediation activities, were and are in full compliance with all Environmental Laws, except where the noncompliance with any of the foregoing would have an adverse effect of $15,000 or less in the aggregate on the Company and the Subsidiary.

          4.24 Corporate Records.

          The copy of the certificate of incorporation of the Company and the Subsidiary, and all amendments thereof to date, certified by the Secretary of State of their respective jurisdictions of incorporation and of the by-laws of the Company and the Subsidiary, as amended to date, certified by the Secretary or an Assistant Secretary of the Company or the Subsidiary, as applicable, all under a date not more than five (5) days prior to the Closing Date which have been delivered to the Purchaser are complete and correct, and the minute books of the Company correctly reflect all material corporate actions taken at all meetings of directors (including committees thereof) and Stockholders, and correctly record all resolutions certified copies of which have been delivered to other parties. The stock transfer books (with all canceled and unused stock certificates attached) and stock ledgers are complete and correct and correctly reflect all issuances and transfers of the capital stock of the Company and the Subsidiary.

          4.25 Bank Accounts; Power of Attorney.

          Schedule 4.25 hereto correctly sets forth: (i) a list of all banks in which the Company or the Subsidiary has an account or safety deposit box, account number, purpose of such account or safety deposit box and the names of all persons authorized to draw thereon or have access thereto; and (ii) the names of all persons holding powers of attorney from the Company or the Subsidiary and a description of the power of attorney.

          4.26 Warranties.

          Except as described in Schedule 4.26 hereto, during the past three years neither the Company nor the Subsidiary has given any written warranties with respect to any of their respective products or services. Schedule 4.26 also sets forth a description of all claims in excess of $50,000 concerning product liability or arising from services provided which have been made against the Company or the subsidiary during the past three years.

          4.27 Disclosure.

          No representation or warranty by the Stockholders or the Company and no written statement or certificate furnished or to be furnished at or before the Closing by or on behalf of the Stockholders, the Company or the Subsidiary to the Purchaser or its agents pursuant to this Agreement or in connection with the transactions contemplated hereby, as qualified by the Schedules to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          As used in this Section 4.27 and elsewhere in this Agreement the term "to the knowledge of the Stockholders" or means the actual knowledge of the Stockholders or any executive officer or director of the Company or the Subsidiary.

          4.28 Foreign Corrupt Practices

          To the knowledge of the Company and the Stockholders, neither the Company nor its subsidiary has made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause the Company or its Subsidiary to be in violation of any law of any foreign jurisdiction or the United States, including the Foreign Corrupt Practices Act of 1977.

          4.29 Investment Intent.

          Those Stockholders who are acquiring the Warrants and the unregistered Common Stock of Purchaser are doing so for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); the holders of the Warrants and the unregistered Common Stock of Purchaser understand that none of the Warrants or the shares covered thereby and none of the unregistered Common Stock have been registered under the Securities Act or qualified under applicable state securities laws, and all of such Warrants and shares are restricted securities within the meaning of the Securities Act and may not be transferred or sold without registration under the Securities Act or an exemption therefrom.

     5.   Representations and Warranties of Purchaser.

     The Purchaser represents and warrants to the Stockholders and the Company on the date hereof and on the Closing Date as follows:

          5.1  Corporate Status.

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted.

          5.2  Authority for Agreements.

          The Purchaser has the power and authority to execute and deliver this Agreement, the Employment Agreements, the Warrants and the Escrow Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement, the Employment Agreements, the Warrants and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement, the Employment Agreements and the Escrow Agreement have been and as of the Closing the Warrants will have been, duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

          5.3  Investment Intent.

          The Purchaser is acquiring the Stock and the Stockholder Warrants for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act; the Purchaser understands that none of the shares of the Stock and none of the Stockholder Warrants have been registered under the Securities Act or qualified under applicable state securities laws, and all of such shares are "restricted securities" within the meaning of the Securities Act and may not be transferred or sold without registration under the Securities Act or an exemption therefrom.

          5.4. Warrants and Unregistered Common Stock.

          The Warrants and the 300,000 shares of unregistered Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable, and are free and clear of any tax, security interest, claim, lien, pledge or encumbrance whatsoever; the representations, warranties, covenants and agreements of the Purchaser set forth in the Warrants are true and correct; and the shares of Common Stock of the Purchaser issuable upon exercise of the Warrants, when so issued, will be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of any tax, security interest, claim, lien, pledge or encumbrance whatsoever.

          5.5  No Conflicts.

          The execution, delivery and performance of this Agreement, the Employment Agreements, the Escrow Agreement and the Warrants, and the issuance of the Warrants, and the consummation of the other transactions contemplated hereby and thereby, do not and will not (i) require the consent, waiver, approval, license, designation or authorization of, or declaration with, any court or any government authority or agency, except for listing on the New York Stock Exchange of the Common Stock issuable upon exercise of the Warrants and the 300,000 shares of Common Stock delivered at Closing and for the taking of action necessary for applicable exemptions or registrations or qualifications under federal and state securities laws for the issuance of the Warrants, exercise of the Warrants and issuance of 300,000 shares of Common Stock at the Closing; or (ii) with or without the giving of notice or the passage of time or both, violate, conflict with or result in a breach or termination of, constitute a default under, accelerate or permit the acceleration of the performance required by the terms of, result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the assets of the Purchaser pursuant to, or otherwise give rise to any liability or obligation under, the certificate of incorporation or bylaws of the Purchaser or any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument, or any order, judgment, decree, statute or regulation, to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound, excluding liens created by Purchaser in connection with obtaining debt financing to complete the transaction contemplated by this Agreement.

     6.   Covenants.

          6.1  Operation of Business.

          From the date hereof until the Closing Date (the "Pre-Closing Period"), the Company shall and the Stockholders shall use their best efforts to cause the Company and the Subsidiary to operate their business in the ordinary course and in a manner consistent with past practice. The Stockholders and the Company shall use all reasonable efforts to maintain and preserve the Company's and the Subsidiary's present business organization, keep available the services of their employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall and the Stockholders shall use their best efforts to cause the Company and the Subsidiary to:

               (a) maintain all its material structures, equipment and other tangible personal property currently in use in good operating condition and repair, except for ordinary wear and tear and damage by unavoidable casualty;

               (b) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

               (c) perform in all material respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business;

               (d) maintain its books of account and records in the usual, regular and ordinary manner; and

               (e) effect no change in the accounting methods employed to prepare the Financial Statements.

          6.2  Access to Information; Confidentiality.

          During the Pre-Closing Period, the Stockholders and the Company shall cause the Purchaser and its counsel, accountants and other representatives
(collectively, its "Representatives") to be given reasonable access during normal business hours to the assets, books, commitments, agreements, records and files of the Company and the Subsidiary; and the Stockholders shall cause to be furnished to the Purchaser or any of its Representatives during the Pre-Closing Period all documents, or copies thereof, and information concerning the business and affairs of the Company and the Subsidiary relating to that business as the Purchaser or any of its Representatives may reasonably request. Until the sale of the Stock is consummated in accordance with the terms of this Agreement, the Purchaser shall hold, and cause its Representatives to hold, all information and documents so obtained by the Purchaser or any of its Representatives confidential, except that neither the Purchaser nor any of its Representatives shall be required to keep confidential any information which (i) is or subsequently may become, through no fault of the Purchaser, generally available to the public, (ii) was available on a non-confidential basis to Purchaser prior to its disclosure by the Company or the Stockholders or (iii) becomes available to the Purchaser on a nonconfidential basis from a source not bound by any obligation of confidentiality with respect to such information. If this Agreement is terminated during the Pre-Closing Period or otherwise, the Purchaser shall, and shall cause each of its Representatives to, promptly deliver to the Company all information and documents (and copies thereof) furnished to the Purchaser or its Representatives by or on behalf of the Company or otherwise obtained by the Purchaser or any of its Representatives pursuant to this Agreement, and all other information regarding the business and affairs of the Company and the Subsidiary prepared by the Purchaser or its Representatives shall be destroyed and no copy thereof shall be retained. Notwithstanding such return or destruction of information, the Purchaser and its Representatives shall continue to be bound by their respective obligations of confidentiality hereunder for a period of three years after such termination. Pending the Closing (or any earlier termination of this Agreement) the Company, the Subsidiary and the Stockholders shall keep confidential and after the Closing the Stockholders will not use (except while employed by the Company and for Company purposes) or disclose to others and keep confidential any Trade Secrets of the Company and the Subsidiary.

          6.3  Conduct of the Business Pending the Closing.

          Until the Closing the Stockholders and the Company:

               (a) shall promptly notify the Purchaser in writing of, and furnish any information that the Purchaser reasonably may request with respect to, the occurrence of any event or the existence of any state of facts (whether or not permitted by the provisions of this Agreement) that would result in any of their representations and warranties not being true or his covenants not fulfilled as of the Closing Date;

               (b) shall not permit the amendment of, or the adoption of resolutions increasing the amount to be funded or awarded under, any of the Pension Benefit Plans, Welfare Benefit Plans or any of the plans, agreements or arrangements described in Section 4.21, except as may otherwise be required by law.

          6.4  Other Action.

          Except for action permitted by this Agreement (resulting from the operation of business in the ordinary course), the Company and the Subsidiary shall not and the Stockholders shall not and shall use their best efforts to cause the Company and the Subsidiary not to take any action that is intended to result in any of the Stockholders' and the Company's representations and warranties not being true as of the Closing Date. Without limiting the foregoing, the Company shall not and the Stockholders shall not permit the Company or any Subsidiary to (i) incur any extraordinary expense or become a party to or become obligated by any contract, commitment or agreement for the sale, lease or other disposition of its assets having an aggregate fair market value of $15,000 or more, except for any such sale, lease or disposition in the ordinary course of business; (ii) create or incur any liability (absolute or contingent) except unsecured current liabilities incurred for other than money borrowed and liabilities under contracts entered into in the ordinary course of business; (iii) discontinue the insurance in the amounts and of the types now carried; (iv) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its properties or business, except settlements made by insurers which are fully covered by existing insurance policies of the Company; (v) enter into any agreement or commitment to make capital expenditures of more than $25,000 in any single instance or more than $100,000 in the aggregate; and (vi) make any changes in its Certificate of Incorporation or By-laws. The Stockholders, the Company and the Purchaser shall each use their respective best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the sale and purchase and the other transactions contemplated by this Agreement. The Stockholders holding at least 94% of the Company's outstanding Stock as of the Closing shall consent to all the terms of the Employment Agreements and the execution and delivery thereof by the Company and the distribution of the Warrants and unregistered shares of Purchaser's Common Stock as provided in the Allocation Agreement referred to in Section 2.1(i)(D).

          6.5  Consents.

          The Stockholders and the Company shall use their best efforts to obtain at the earliest practicable date, by instruments in form and substance reasonably satisfactory to the Purchaser, all consents and approvals, if any, required by any governmental entity or under any of the Scheduled Contracts to the sale of the Stock to the Purchaser.

          6.6  Employment Agreements.

     On the date of this Agreement, Messrs. Brian J. Mitchell, David F. Chapman and Malcolm D. Hill shall execute and deliver the Employment Agreements to be effective contingent upon and only after the Closing.

          6.7  Noncompetition Agreements.

          On the date of this Agreement, Messrs. Charles Greer, Donner Management Company, Charles Ristagno and Laurance Ingham shall have executed and delivered to the Purchaser the Noncompetition Agreements to be effective contingent upon and only after the Closing.

          6.8 Exercise of Employee Stock Options, Delivery of Stockholder Warrants and Debt Due Certain Stockholders.

               (a) The Stockholders and the Company shall secure on or before the Closing the exercise of all of the Options and payment of the exercise price therefor to the Company and the payment of any required withholding taxes.

               (b) At the Closing, the Stockholder Warrants shall be delivered to Purchaser.

               (c) Prior to the Closing Date, the debt of $280,000 of the Company due Laurance A. Ingham and Charles V. Ristagno shall have been contributed to the capital of the Company and canceled and the Company's liability in respect of such indebtedness shall have been extinguished.

          6.9  Interim Financial Statements.

          Prior to the Closing Date, the Stockholders and the Company shall provide the Purchaser after they are available in accordance with past practice any financial statements or financial reports generated by the Company or the Subsidiary.

          6.10 Expenses.

          The Purchaser and the Stockholders shall bear their own respective expenses incurred in connection with this Agreement and the transaction contemplated hereby and in connection with all obligations required to be performed by each of them under this Agreement. Neither the Company nor the Subsidiary shall pay any such expenses of the Stockholders, except that the Company may expend up to $200,000 for accounting, legal, financial advisory, investment banking and environmental expenses of the Stockholders in connection with this Agreement, and the Purchaser agrees that an amount up to such limit may be paid by the Company prior to or at the Closing. The Company will provide releases from Robert E. Harris and Harris Raja Corporation and Wilson, Sonsini, Goodrich & Rosati, P.C to the Company at the Closing.

          6.11 Resignations of Directors and Officers.

          The Stockholders shall provide to the Purchaser written resignations effective as of the Closing Date of all of the directors and officers, bank signatories and trustees of any pension, profit-sharing or similar plan of the Company and, if requested in writing by Purchaser at least fifteen (15) days before Closing, of the Subsidiary. In the event that the Purchaser requests any bank signatory resignations, the Stockholders and the Company shall cause to be delivered to Purchaser written instructions to each bank at which the Company or the Subsidiary has an account or credit facility or at which the Company or the Subsidiary rents a safe deposit box informing such bank of the said resignations and revoking the authority of said persons to act with respect to said account or credit facility and to have access to said safe deposit box. The Stockholders and the Company shall also cause to be delivered to the Purchaser effective the Closing Date the written surrender by all persons holding powers of attorney from the Company or the Subsidiary of their authority and power to act under such powers of attorney.

          6.12 Minute Books, Stock Books and Corporate Records.

          The complete and correct minute books, certificate of incorporation, by-laws, stock certificate and transfer books, stock ledgers, financial and other corporate records and the corporate seal of the Company and the Subsidiary shall be delivered to the Purchaser by the Company on or before the Closing Date.

          6.13 Taxes.

          The Stockholders shall pay any federal, state or local sales, transfer or stamp taxes payable in connection with the sale and transfer of the Stock and the Stockholder Warrants pursuant to this Agreement.

          6.14 Blue Sky Laws.

          The Purchaser shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all applicable jurisdictions in connection with the issuance and grant of the Warrants and the unregistered Common Stock to the Stockholders.

          6.15 Stock Exchange Listing.

          The Purchaser shall promptly prepare and submit to the New York Stock Exchange a listing application covering the shares of the Common Stock of the Purchaser issuable upon exercise of the Warrants and the 300,000 shares of unregistered Common Stock and use its best efforts to cause such shares to be approved for listing on the New York Stock Exchange prior to the Closing Date.

          6.16 Amendment of Lease.

          Prior to the Closing, the Company will cause the lease dated August 6, 1992 between the Company and MIC Technology Partners Ltd. to be duly amended in the form of Exhibit G hereto.

          6.17 Cancellation of Lormar Agreement.

          On or before the Closing, the Company will cause any agreement for management services between the Company and Lormar Corporation to be terminated without liability to the Company or the Stockholders.

          6.18 Option to Purchase Real Estate.

          Concurrently with the Closing, the Company and MIC Technology Partners Limited shall enter into the Option to Purchase Real Estate in the form of Exhibit H hereto.

          6.19 Post-Closing Company Tax Returns.

          Purchaser shall cause the Company, at the Company's expense, to prepare and file the necessary tax returns for the tax year from November 1, 1995 to the Closing Date.

     7.   Conditions Precedent.

          7.1  Conditions to Obligations of the Purchaser.

          The obligation of the Purchaser to pay the Purchase Price to the Stockholders and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing, of the following additional conditions:

               (a) Representations, Performance. The representations and warranties contained in Section 4 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby. The Stockholders and the Company shall have each duly performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each prior to or on the Closing Date. The Stockholders' Representative and the Company shall have delivered to the Purchaser a certificate dated the Closing Date to the effect set forth above in this Section 7.1(a).

               (b) Consents Under Scheduled Contracts. All required consents to the sale of the Stock or any of the other transactions contemplated hereby under any Scheduled Contracts shall have been obtained.

               (c) Litigation. No suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damage or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the assets, business or condition (financial or otherwise) of the Company or the Subsidiary.

               (d) Exercise of Options, Delivery of Stockholder Warrants and Payment of Certain Indebtedness of the Company. The Options shall have all been exercised and payment of the exercise price therefor made to the Company, the Stockholder Warrants shall have been delivered to the Purchaser, and the debt referred to in Section 6.8(c) shall have been contributed to the capital of the Company and canceled.

               (e) Opinions of Counsel. The Purchaser shall have received a favorable opinion, addressed to the Purchaser and dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company and the Stockholders, in the form annexed hereto as Exhibit C.

               (f) Proceedings and Documentation. All corporate and other proceedings of the Company and its Stockholders in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to the Purchaser and the Purchaser's counsel, and the Purchaser and the Purchaser's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Company is entitled and as may be reasonably requested.

               (g) Damage to Property. No portion of the plants, machinery or equipment of or occupied by the Company or the Subsidiary material to the operation of the business of the Company and the Subsidiary as a whole shall, after the date hereof and before the Closing Date, be materially damaged, destroyed or taken by condemnation or eminent domain.

               (h) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               (i) Employment Agreements. The Custodian shall have delivered to the Company the Employment Agreements of Messrs. Brian J. Mitchell, David
F. Chapman and Malcolm D. Hill.

               (j) Noncompetition Agreements. The Custodian shall have delivered to the Purchaser the Noncompetition Agreements of Messrs. Charles Greer, Donner Management Company, Charles Ristagno and Laurance Ingham.

               (k) Good Standing Certificates. The Stockholders shall have delivered to the Purchaser certificates as of a date not more than 5 days prior to the Closing Date attesting to the good standing of the Company and the Subsidiary as a corporation in their respective jurisdiction of incorporation by the Secretary of State of the applicable jurisdiction.

               (l) Delivery of Stock and Stockholder Warrants. The Custodian shall have delivered the Stock and Stockholder Warrants to the Purchaser pursuant to the letter to the Custody Agreement and Irrevocable Election to Sell attached hereto as Exhibit A.

               (m) Option to Purchase Real Estate. The Purchaser and MIC Technology Partners Ltd. shall have executed and delivered the Option to Purchase Real Estate.

          7.2  Conditions to obligations of the Stockholders and the Company.

          The obligation of the Stockholders and the Company to deliver the Stock and the Stockholder Warrants and to satisfy their respective obligations hereunder shall be subject to the fulfillment (or waiver by the Stockholders), on or prior to the Closing Date, of the following conditions:

               (a) Representations, Performance, Etc. The representations and warranties of the Purchaser contained in Section 5 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of such time. The Purchaser shall have duly performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. The Purchaser shall have delivered to the Stockholders an officer's certificate dated the Closing Date to the effect set forth above in this Section 7.2(a).

               (b) Opinion of Counsel. The Stockholders shall have received a favorable opinion, addressed to the Stockholders and dated the Closing Date, of Blau, Kramer, Wactlar & Lieberman, P.C., counsel for the Purchaser, in the form annexed hereto as Exhibit D.

               (c) Proceedings and Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in substance and form to the Stockholders and Stockholders' counsel, and the Stockholders and Stockholders' counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Stockholders is entitled and as may be reasonably requested.

               (d) Employment Agreements. The Company and the Purchaser shall have executed and delivered to each of Messrs. Brian J. Mitchell, David F. Chapman and Malcolm D. Hill the Employment Agreements.

               (e) Escrow Agreement. The Escrow Agent, Stockholders and the Purchaser shall have executed and delivered to each other the Escrow Agreement.

     8.   Termination; Amendment; Waiver.

          8.1  Termination.

          This  Agreement  may be  terminated  at any time prior to the  Closing
Date:

               (a)  by mutual consent of the parties.

               (b) by the Purchaser by notice to the Company, (i) if any of the conditions set forth in Section 7.1 hereof shall not have been fulfilled by March 25, 1996, or (ii) if any material default under or material breach of any covenant, agreement or condition of this Agreement, or any misrepresentation or breach of any warranty contained herein, on the part of the Stockholders shall have occurred and shall not have been cured to the satisfaction of the Purchaser or (iii) at Purchaser's election for any reason prior to the Closing; or

               (c) by the Stockholders by notice to the Purchaser, (i) if any of the conditions set forth in Section 7.2 hereof shall not have been fulfilled by March 25, 1996, or (ii) if any material default under or material breach of any agreement or condition of this Agreement, or any misrepresentation or breach of any warranty contained herein, on the part of the Purchaser shall have occurred and shall not have been cured to the satisfaction of the Stockholders.

               (d) The termination date of March 25, 1996, shall be extended to April 4, 1996, if Purchaser exercises its option to extend the Closing Date and termination date as provided in Section 3.1(b).

          8.2  Effect of Termination; Failure to Close.

               (a) Except as set forth in paragraphs (b) and (c) of this Section
8.2 and Section 6.2, in the event of the failure to close the transaction contemplated hereby or termination of this Agreement pursuant to the provisions of Section 8.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders in respect of this Agreement.

               (b) The Deposit shall be distributed to the Company in accordance with Escrow Agreement as liquidated damages to the Company and the Stockholders if the Purchaser fails to consummate the transactions contemplated hereby by end of the day New York time on March 25, 1996 for any reason other than (i) a willful breach or willful default by the Company or any of the Stockholders, or
(ii) the Company's or any of the Stockholders' breach, default or failure to comply with, or perform any of the representations, warranties, covenants and conditions set forth in Sections 3.2(a), 4.3, 4.4, 7.1(i), 7.1(j) and 7.1(l).

               (c) If the Company and the Stockholders fail to consummate the transaction contemplated by end of the day New York time on March 25, 1996, notwithstanding that the Purchaser has fulfilled or is prepared to fulfill all of its obligations on the Closing Date, all of the conditions set forth in
Section 7.2 and is not in default under or in breach of any agreement, condition, representation or warranty contained in this Agreement, the Purchaser shall be entitled to either (i) seek and obtain injunctive and other equitable relief to enforce the consummation and Closing of this Agreement in accordance with the terms hereof, or (ii) receive a return of the Deposit from the Escrow Agent in accordance with the Escrow Agreement and a payment from the Company of $360,000 as liquidated damages to the Purchaser. If a court does not order consummation and Closing of this Agreement pursuant to the Purchaser's request under 8.2(c)(i) within one hundred and eighty (180) days or denies the Purchaser's request for injunctive relief, the Purchaser shall receive the remedy in Section 8.2(c)(ii) and this Agreement shall be terminated without any other liability by the Company or its officers, directors or the Stockholders to the Purchaser.

               (d) The Company, the Stockholders and the Purchaser agree that the remedies in Section 8.2(b) and 8.2(c) of the Agreement are intended to be the sole and exclusive remedies of the parties for failure to close the transaction contemplated hereby or termination of this Agreement pursuant to the provisions of Section 8.1 hereof.

               (e) If Purchaser exercises its option to extend the Closing Date and termination date as provided in Section 3.1(b) then the Deposit referred to in Section 8.2(b) and 8.2(c) shall include the increase of $140,000 and the March 25, 1996, date shall be changed to April 4, 1996.

          8.3  Amendment.

          This Agreement may not be amended except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

     9.   Definitions; Miscellaneous.

          9.1  Definition of Certain Terms.

          As used herein, the following terms shall have the following meanings:

          Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          Agreement:  this Stock Purchase Agreement.

          Allocation Agreement:  as defined in Section 2.1(i)(D).

          Closing:  as defined in Section 3.1.

          Closing Date:  as defined in Section 3.1.

          Company:  as defined in the Preamble to this Agreement.

          Company's Pension Benefit Plans:  as defined in Section 4.21(b).

          Code: the Internal Revenue Code of 1986, as amended, together with the U.S.Treasury rulings and regulations promulgated thereunder.

          Deposit:  as defined in Section 2.3 hereof.

          Employment Agreements: the Employment Agreements between each of Messrs. Brian J. Mitchell, David F. Chapman and Malcolm D. Hill and the Company in the forms agreed to by such parties.

          Employee Benefit Plan: any pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any Employee benefit plan" as defined in Section 3(3) of ERISA to which the Company contributes or is a party or is bound or under which it may have liability and which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit.

          Environmental Actions: refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication from any federal, state, local or municipal agency, department, bureau, office or other authority or any third party involving a Hazardous Discharge or any violation of any environmental order, environmental permit or Environmental Laws.

          Environmental Laws: as defined in the definition of Hazardous Substances.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          Escrow Agent: the law firm of Hiersche, Martens, Hayward, Drakeley & Urbach, P.C., Dallas, Texas.

          Escrow Agreement: the agreement among the Escrow Agent, Stockholders' Representative (on behalf of the Stockholders), the Company and the Purchaser in the form attached hereto as Exhibit F.

          Escrow Fund:  as defined in Section 2.1 hereof.

          Expenditures:  as defined in Section 10.l(b).

          Financial Statements: the consolidated financial statements of the Company and the Subsidiary, as at, and for the years ended October 31, 1993, 1994 and 1995, audited by KPMG Peat Marwick, L.L.P., certified public accountants for the Company (for fiscal 1994 and 1995), and by Cohen, Friedman, Dorman, Spector & Co., certified public accountants for the Company (for fiscal
1993), which financial statements include in each case a balance sheet, a statement of earnings and accumulated earnings, and a statement of cash flows; and the unaudited consolidated financial statements of the Company and the Subsidiary as at and for the two-month period ended December 31, 1995, which unaudited financial statements include in each case, a balance sheet, a statement of earnings and accumulated earnings, and a statement of cash flows.

          Hazardous Discharge: means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of Hazardous Substances in violation of applicable Environmental Laws.

          Hazardous Substance: means any substance, compound, chemical or element which is (i) defined as a hazardous substance, hazardous material, toxic substance, hazardous waste, pollutant or contaminant under any Environmental Law, or (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, regulated pursuant to any Environmental Law. The term "Environmental Law" means each and every applicable federal, state, local and foreign law, statute, ordinance, regulation, rule, judicial or administrative order or decree, permit license, approval, authorization or similar requirement of each and every federal, and pertinent state, local and foreign governmental agency or other governmental authority, pertaining to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 et seq, the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., and the Water Pollution Control Act (FWPCA), 33 U.S.C. 1251 et seq. The term "Hazardous Substance" shall also include asbestos-containing materials and manufactured products containing Hazardous Substances.

          Indemnified Party:  as defined in Section 10.1.

          Indemnifying Party:  as defined in Section 10.1.

          Intellectual Property:  as defined in Section 4.16.

          Material/Service Agreements:  as defined in Section 4.15(a).

          Option to Purchase Real Estate:  Exhibit H hereto.

          Options:  the Options set forth in Schedule 4.4 hereto.

          Pension Benefit Guaranty Corporation:  as defined in Section 4.21.

          Person: any natural person, firm, partnership, association, corporation, trust, public body or government.

          Plan:  each Pension Benefit Plan and each Welfare Benefit Plan.

          Purchaser:  as defined in the Preamble to the Agreement.

          Purchase Price:  as defined in Section 2.

          Required Minimum:  as defined in Section 10.1(b).

          Stockholders:  as defined in the Preamble to this Agreement.

          Stockholders' Representative:  as defined in Section 11.1.

          Stockholder Warrants: the warrants to purchase Common Stock of the Company held by Laurance A. Ingham and Charles V. Ristagno as set forth on Schedule 4.4.

          Subsequent Environmental Claim: any claim that is based upon or arises out of the representations and warranties set forth in Section 4.23, hereof which is made by Purchaser after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date.

          Subsidiary:  as defined in Section 4.2.

          Taxes:  as defined in Section 4.7.

          Trade Secret: any proprietary or confidential information used by the Company or the Subsidiary in its business, including a formula, pattern, compilation, program, device, method, technique, or process, that has a material independent economic value, actual or potential, not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value by its disclosure or use.

          Warrants: warrants to purchase 400,000 shares of the Common Stock, $.10 par value, of the Purchaser pursuant to and in accordance with the Warrant Certificate and Agreements attached hereto as Exhibit F-1 for 100,000 shares and F-2 for 300,000 shares.

          Welfare Benefit Plans:  as defined in Section 4.21(a).

     10.  Indemnification; Survival.

          10.1 Indemnification.

               (a) The Stockholders severally will indemnify the Purchaser and the Company against, and hold the Purchaser and the Company harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees) that are based upon or that arise out of any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Stockholders herein (it being agreed that such representations and warranties are qualified by the Schedules as delivered on the date of this Agreement and as updated as of the Closing for changes, events or notice of claims occurring or received after the date of this Agreement and prior to Closing) or in any certificate delivered pursuant hereto (individually, any one such item being called a "Loss" and more than one such item, "Losses"). The Purchaser shall use its best efforts to notify any insurance carrier whose coverage may be implicated or available in connection with Losses for which Purchaser is seeking indemnification from the Stockholders. Thereafter Purchaser shall use its best efforts to perfect such insurance claims ("Insurance Claims") and to recover the proceeds therefrom ("Insurance Proceeds"). The Purchaser shall not be obligated to institute and/or pursue any action or other proceeding ("Insurance Action") against any of its insurance carriers with regard to such Insurance Claims unless instructed to do so in writing by the Stockholders, in which event the Stockholders shall be required to pay all attorneys' and other fees, costs and disbursements incurred in connection with such Insurance Action and Purchaser shall conduct such Insurance Action as reasonably directed by the Stockholders.

          Only those insurance proceeds actually received by Purchaser shall constitute an offset against indemnification to paid by the Stockholders, including after any arbitration award finally rendered in favor of the Purchaser in respect of such Losses. Any insurance proceeds recovered by Purchaser as a result of an Insurance Action, after indemnification paid by the Stockholders, including after an arbitration award in favor of Purchaser is paid in full by the Stockholders, shall be paid to the Stockholders to the extent that such payment does not exceed the indemnification payments made by the Stockholders to the Purchaser.

          The  Purchaser   shall  not  be  required  to  waive  or  release  any
subrogation rights the Purchaser's insurance carriers may have against the Stockholders unless permitted by the terms of the insurance policy concerned.

               (b) (i) No claim for indemnification shall be made by the Purchaser under Section 10.1(a) unless and until, and only to the extent that, the aggregate amount of Losses of the Purchaser in respect thereof shall exceed $1,000,000 (the "Required Minimum") and such indemnification shall be by recourse first to, and payable from, the Escrow Fund and then, subject to the limitations on aggregate liability set forth in Section 10.3(b) hereof, by cash payment from the Stockholders with respect to claims for Losses made prior to the first anniversary of the Closing Date.

                   (ii) Notwithstanding (i) above, Losses based on Subsequent Environmental Claims shall be paid by the Stockholders to the Purchaser in cash to the extent that the aggregate Losses for all breaches exceed the Required Minimum; provided, however, the aggregate liability of the Stockholders for Losses based on Subsequent Environmental Claims shall not exceed $1,800,000, and in any case shall be subject to the limitation on aggregate liability set forth in Section 10.3(b) hereof.

                   (iii) If a Loss is based on the Company spending money or compensating third parties (an "Expenditure"), 75% of any such Expenditure will be paid from the Escrow Fund or the Stockholders, as the case may be, and 25% of such Expenditure shall be paid by the Company.

               (c) Notwithstanding anything to the contrary in Section 10.1(b) above, the Stockholder's liability in respect of Losses that are based upon or arise out of Sections 4.4, 6.8(a), 6.8(c), 6.10 and 11.8 shall not be subject to, or limited by, the Required Minimum, nor any other monetary limitation set forth in Section 10.1(b) above, including those relating to Expenditures, but shall be subject to the limitations in Section 10.3(b).

               (d) The Purchaser will indemnify the Stockholders against, and hold the Stockholders harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees) that are based upon or that arise out of the breach or default of any representation, warranty, covenant or agreement made by the Purchaser herein or in any certificate delivered pursuant hereto (individually, any one such item being called a "Loss" and more than one such item, "Losses").

               (e) Each party entitled to  indemnification  under this Agreement
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except and only to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Notwithstanding the foregoing, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or lawsuit relating to any claim or demand. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, or after so accepting fails to diligently prosecute such defense, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. In any event, the Company, the Stockholders and the Purchaser shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

               (f) During the period between the Closing Date and the first anniversary thereof, the Purchaser will use its best efforts to advise the Stockholders' Representative (at least quarterly) of those claims which may result in the first $1,000,000 of Losses.

               (g) The Stockholders agree with Purchaser that if any of the matters referred to in the Reports identified in Schedule 4.23 were caused by the Company prior to the Closing Date then such matters shall be included in the indemnification provided by the Stockholders subject to the limitations in this
Section 10 and provided that Purchaser shall only be entitled to submit a claim during the Claims Period (as defined in Section 10.3(a)) related to a matter referred to in such Reports if a reputable environmental consulting firm indicated in writing (with a copy provided to the Stockholders' Representative) that there is a reasonable basis for concluding that the environmental problem was caused at least in part by the Company prior to the Closing Date.

               (h) Except as set forth in this Section 10, the Purchaser hereby waives and releases the Stockholders from all other claims or causes of action of any nature relating to any Hazardous Substance, Environmental Law or Hazardous Discharge.

          10.2 Survival.

          The representations, warranties, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties, and the completion of the transactions contemplated herein, provided that (i) all such representations, warranties, agreements and indemnities of the Stockholders shall terminate one
(1) year after the Closing Date,  except for  representations  and warranties in
Section 4.23 and related indemnities, which shall terminate two (2) years after the Closing Date, and except for the representations and warranties in Sections
4.4 and 11.8, which shall survive indefinitely; and (ii) all such representations, warranties, agreements and indemnities of the Purchaser shall terminate two (2) years after the Closing Date, except for representations and warranties and related indemnities for the Warrants which shall terminate when all Warrants have been exercised or expired.

          10.3 Claim Period; Liability Limitation.

               (a) Except as provided in this Section 10.3, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period"), which shall commence on the Closing Date and shall terminate on the first anniversary of the Closing Date; provided, however, that the Claims Period with respect to the Purchaser's Losses based on or arising from Subsequent Environmental Claims shall terminate on the second anniversary of the Closing Date and the Purchaser's Losses based on or arising under Sections 4.4, 6.8(a), 6.8(c), 6.10 and 11.8 shall remain in effect without limitation except as limited by law, and the Claims Period for claims by the Stockholders with respect to the Stockholders' Losses shall terminate two (2) years after the Closing except with respect to the Warrants for which claims shall terminate when all the Warrants have been exercised or have expired. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period an Indemnified Party shall have been notified of a claim for indemnification hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

               (b) The Stockholders' sole liability for breach of this Agreement, or any certificate delivered pursuant hereto, shall be as provided in this Section 10, and the obligations in this Section 10 shall not exceed in the aggregate $3,600,000, whether for claims during the Escrow Period or for Subsequent Environmental Claims, except for claims for breach of Sections 4.4, 6.8(a), 6.8(c), 6.10 and 11.8 for which the Stockholders' obligation in this
Section 10 shall not exceed the aggregate purchase price; provided, however, that the indemnification obligation of each Stockholder with respect to any claim or claims under this Section 10 shall be in the same proportion as that which the Total Cash Proceeds for such Stockholder at Closing as set forth on
Schedule 4.4 hereto bears to the Total Cash Proceeds for all Stockholders at Closing as set forth on Schedule 4.4 hereto, except that the indemnification obligation of a Stockholder for any claim or claims arising out of a breach of such Stockholder's several representations and warranties contained in Section
4.4 hereof shall not exceed such breaching Stockholder's share of the Total Cash Proceeds, and the non-breaching Stockholders shall have no indemnification obligation with respect to any such claim or claims under Section 4.4.

          10.4 Effect of Purchaser Investigation. The rights of the Purchaser to indemnification under Section 10 shall not be modified, waived or limited by any examination or investigation conducted by the Purchaser of the books, records or operations of the Company including any knowledge of Purchaser resulting therefrom.

          10.5 Right to Offset. The Purchaser shall be entitled to offset against the Contingent Payment any Losses for which Purchaser is entitled to recover from the Stockholders under this Section 10 only to the extent the Purchaser has not recovered such Losses from the Escrow Fund or by a payment by the Stockholders. If the Purchaser offsets any amount of the Contingent Payment, and it is subsequently determined that such offset was in excess of the amount of Losses the Purchaser was entitled to, then the Purchaser shall pay to the Stockholders the attorneys fees and costs incurred by the Stockholders in recovering such amount and interest thereon at the prime rate as adjusted from time to time of Citibank plus 2% (or if such Bank is no longer providing a prime rate then any equivalent national bank) computed from the date the Contingent Payment should have been paid to the Stockholders.

     11.  Miscellaneous.

          11.1 Stockholders' Representative.

               (a) Appointment. The Stockholders, and each of them, hereby appoint Laurance A. Ingham (the "Stockholders' Representative") as their agent to (i) represent, act for and on behalf of, and bind each of the Stockholders in the performance of all of their obligations arising from or relating to this Agreement, including (A) the execution and delivery of any document, certificate or agreement required under this Agreement to be delivered by the Stockholders at the Closing and (B) the making, negotiation and settlement of claims of either the Purchaser or the Stockholders for indemnification pursuant to Section 10 of this Agreement; (ii) accept delivery from the Purchaser of the cash portion of the Purchase Price and the Warrants and the unregistered Common Stock and to distribute such cash and Warrants and the unregistered Common Stock to the Stockholders in the manner provided in or pursuant to this Agreement; (iii) give and receive notices and receive service of process under or pursuant to this Agreement; (iv) execute and deliver the Escrow Agreement on behalf of the Stockholders, and to represent, act for, and bind each of the Stockholders in the performance of all of their obligations and in securing all their rights arising from or relating to the Escrow Agreement, including, without limitation,
(A) the settlement of claims made by the Purchaser during the Escrow Period (as defined in the Escrow Agreement), or the making of any objection thereto, or the representation of the Stockholders at any arbitration or litigation in respect thereof, and (B) the giving and receiving of notices required under or pursuant to the Escrow Agreement; (v) to represent, act for, and bind each of the Stockholders in the performance of all of their obligation arising from or related to indemnification in Section 10, including, without limitation, (A) the settlement of claims made by Purchaser in excess of the Escrow Fund or after the Escrow Period for Subsequent Environmental Claims; or the making of any objection thereto, or the representation of the Stockholders in any arbitration or litigation of the Stockholders' in any arbitration or litigation in respect thereof; (vi) to deduct on a pro rata basis from the proceeds payable to the Stockholders at Closing or upon termination of the Escrow Period or from any Contingent Payment any amounts reasonably necessary to pay expenses of the Stockholders incurred in connection with this Agreement including the amount of estimated expenses provided any amount withheld shall be distributed on a pro rata basis to the Stockholders when the Stockholders' Representative concludes such retainer is no longer needed for anticipated expenses; (vii) if the Stockholders' Representative determines legal action is necessary to enforce rights of the Stockholders under this Agreement to assess each Stockholder for a pro rata share of the expenses and if such Stockholder does not remit such amounts within thirty (30) days of written request to exclude such Stockholder entirely from any recovery notwithstanding anything to the contrary in this Agreement, and (viii) to deduct from the proceeds payable to any Stockholder at Closing an amount (A) required for any federal or state withholding or other tax owed by such Stockholder and (B) required to assure payment of any Option exercise price. For purposes of this Section 11.1 "pro rata" means the same proportion as that which the Total Cash Proceeds for such Stockholder at Closing as set forth on Schedule 4.4 hereto bears to the Total Cash Proceeds for all Stockholders at Closing as set forth on Schedule 4.4 hereto. The Stockholders' Representative hereby accepts such appointment.

               (b)  Successors; Compensation; Reliance.   In the event that the
Stockholders' Representative shall die, become incapacitated, resign or otherwise be unable to fulfill his duties hereunder, a successor Stockholders' Representative shall be selected by the Stockholders receiving a majority of the cash portion of the Purchase Price as soon as reasonably practicable thereafter. If the Stockholders desire to remove or replace the Stockholders' Representative for any reason, any such Stockholders' Representative may be so removed or replaced by the Stockholders receiving a majority of the cash portion of the Purchase Price. The Stockholders' Representative shall receive no compensation from the Purchaser or the Stockholders for his services hereunder. Any decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of the Stockholders and shall be conclusive and binding upon the Stockholders, and the Purchaser may rely upon any such decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of the Stockholders.

          11.2 Arbitration.

          All disputes or controversies of any nature arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association (the "Association") in accordance with the rules and regulations of the Association, except that either party shall have the right in accordance with Section 11.3 hereof to seek equitable relief independently, including, but not limited to, provisional and/or permanent injunctive relief, specific performance or other equitable remedy as may be appropriate to enforce or prevent the violation of, any of the terms and conditions of this Agreement.

          In the event a dispute or controversy arises, either party may submit the dispute to the American Arbitration Association in Garden City, New York for arbitration in accordance with and subject to the rules of the American Arbitration Association then in effect, and, specifically, the Supplementary Procedures for Large, Complex Disputes (the "Procedures"). The parties agree that the arbitration shall be conducted before three (3) arbitrators. The parties agree that prior to the conduct of hearings, they will cooperate in the exchange of documents, exhibits and information pursuant to demands therefor, and such other discovery as they may agree upon or the arbitrators may deem appropriate.

          The decision of a majority of the arbitrators so selected shall be binding and conclusive upon the parties, and judgment upon any decision so rendered by the arbitrators may be entered in any court of competent jurisdiction. Each party required to participate shall be responsible for its or his pro rata share of the fees and costs of arbitration, including the cost of a stenographic record of the proceedings; provided, however, that the arbitrators shall be authorized to award legal fees and costs to prevailing party, based upon their consideration of the merits of the claims, the merits of the defenses, and the results obtained from the arbitration.

          At the request of either the Purchaser or the Stockholders' Representative, arbitration proceedings shall be conducted confidentially; in which case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the parties and their respective attorneys and experts. Hearings in the arbitration proceeding shall commence within one hundred twenty (120) days after the selection of the arbitrators.

          11.3 Consent to Jurisdiction and Waivers For Injunctive Relief.

          The Purchaser and the Stockholders each irrevocably consents that any legal action or proceeding for equitable relief which may be brought against any of them pursuant to the terms of this Agreement which arise out of or in any manner related to, this Agreement may be brought in any court of the State of New York located within Nassau County or in the United States District Court for the Eastern District of New York. The Purchaser and the Stockholders by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The Purchaser and the Stockholders further irrevocably consent to the service of any complaint, summons notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 11.5. The Purchaser and the Stockholders hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis. Nothing in this Section shall affect or impair in any manner or to any extent the right of the Purchaser to commence legal proceedings for equitable relief or otherwise proceed for equitable relief against the Stockholders in any jurisdiction or to serve process in any manner permitted by law.

          11.4 Severability.

          If any provision of this Agreement, and, in particular, if any provision of the covenant not to compete, shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          11.5 Notices.

          All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, recognized national or international air courier or by facsimile transmission electronically confirmed:

     if to Purchaser:

          Aeroflex Incorporated
          35 South Service Road
          Plainview, New York 11803
          Fax: (516) 694-4823

          Attn.:    Mr. Michael Gorin
               President

     with a copy to:

          Edward I. Kramer, Esq.
          Blau, Kramer, Wactlar & Lieberman, P.C.
          100 Jericho Quadrangle
          Jericho, New York 11753
          Fax: (516) 822-4824

     if to the Company or Stockholders, to the Stockholder's Representative:

          Laurance A. Ingham
          865 Franklin Lake Road
          Franklin Lake, NJ 07417
          Facsimile: (201) 891-8119


     with a copy to:

          Barry E. Taylor, Esq.
          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California  94304-1050
          Fax: (415) 493-6811

     (if to the Company prior to the Closing Date, to the Stockholders' Representative, as aforesaid, and after the Closing Date, to the Purchaser, as aforesaid) or, in each case, at such other address as may be specified in writing to the other parties.

          11.6 Waiver.

          Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provisions shall be construed as a waiver of any other provision or a future waiver of any other provision hereof. Any waiver must be in writing.

          11.7 Publicity.

          Until the Closing, none of the Purchaser, the Company or the Stockholders shall issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without consulting with the other.

          11.8 Brokers, Finders, etc.

          The Company, Stockholders and Purchaser represent and warrant to each other that they have not dealt with or employed any broker, finder, investment banker or financial advisor in connection with the negotiation, execution or performance of this Agreement, except Robert E. Harris and Harris Roja Corporation. The Stockholders agree to pay all such compensation which may be due Mr. Harris and Harris Roja Corporation and to indemnify and hold harmless the Purchaser and the Company therefrom.

          11.9 Assignment.

          Prior to the payment of the Contingent Payment under Section 2.2 of this Agreement, the Purchaser may not assign any of its rights or obligations hereunder without the prior written consent of the Stockholders' Representative, except that such consent shall not be required for an assignment to a direct or indirect wholly-owned subsidiary of the Purchaser, which subsidiary, at and contemporaneously with the Closing, may be merged with the Company, provided that in the event of any such assignment and/or merger with or without the consent of the Stockholders' Representative, as the case may be, the Purchaser and any such subsidiary or merged subsidiary shall remain subject to the Purchaser's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          11.10     Miscellaneous.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, applicable to contracts made and to be performed in New York. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit or be enforceable by any other party, under the third party beneficiary doctrine or otherwise.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         PURCHASER

                         Aeroflex Incorporated


                         By:

                         Title:


                         COMPANY

                         MIC Technology Corporation


                         By:

                         Title:


                         STOCKHOLDERS



                         Joseph J. Assenza



                         Michael K. Barna



                         Kevin F. Callery



                         David F. Chapman

                         Patricia Clemens



                         Mark Doherty


                         Donner Management Company


                         By:
                              Charles H. Greer



                         David H. Farbsten



                         Philip C. Foster



                         Marc A. Gannon



                         Malcolm D. Hill



                         Tom Hyltin


                         Ingham Family Trust


                         By:
                              Margaret E. Ingham, Trustee



                         Howard A. Ingham



                         Laurance A. Ingham


                         Lormar Corporation


                         By:
                              Laurance A. Ingham, President



                         Ronald S. Miller



                         Brian J. Mitchell



                         Dennis L. Naylor



                         Charles V. Ristagno


                         Valery Sbarra



                         James A. Sharp



                         Lauren I. Sisson



                         James B. Walters

                       EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A-1:             Custody Agreement and Irrevocable Election to Sell

Exhibit A-2:             Irrevocable Power of Attorney

Exhibit B:               Noncompetition Agreements

Exhibit C:               Opinion of Stockholders' Counsel

Exhibit D:               Opinion of Purchaser's Counsel

Exhibit E:               Escrow Agreement

Exhibit F-1:             Warrant Agreement for 100,000 shares

Exhibit F-2:             Warrant Agreement for 300,000 shares

Exhibit G:               Lease Amendment

Exhibit H:               Option to Purchase Real Estate


SCHEDULES

4.1                 Organization and Authority

4.4                 Capital Stock

4.5                 No Conflicts

4.6                 Financial Statements

4.7                 Taxes

4.8                 No Adverse Changes

4.9                 Conduct of Business

4.10                Title to Assets

4.11                Real Property

4.12                Personal Property

4.15(a)             Material, Service Agreements; Other Contracts

4.15(b)             Other Contracts

4.16                Intellectual Property

4.17                Insurance

4.18                Customer and Supplier Relationships

4.19                Employees

4.20                Labor Relations

4.21                Benefit Plans

4.22                Litigation; Compliance; Permits

4.23                Environmental Compliance

4.25                Bank Accounts; Powers of Attorney

4.26                Warranties